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                                                                       EXHIBIT 8

                     [Sullivan & Worcester LLP Letterhead]



                                            May 9, 1997



American Radio Systems Corporation
116 Huntington Avenue
Boston, MA 02116

Re:  Registration Statement on Form S-4 --
     2,047,391 shares of 11-3/8 % Series B Cumulative
     Exchangeable Preferred Stock
     11-3/8% Subordinated Exchange Debentures due 2009
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Dear Sir or Madam:

     In connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), by American Radio Systems Corporation, a Delaware corporation ("American"), of 2,047,391 shares of its 11-3/8 % Series B Cumulative Exchangeable Preferred Stock, $100 liquidation preference per share (the "New Preferred") and the underlying 11-3/8% Subordinated Exchange Debentures due 2009 (the "Exchange Debentures"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 8 to American's Registration Statement on Form S-4 (the "Registration Statement"). The New Preferred Stock is being offered in exchange (the "Exchange Offer") for the outstanding 2,047,391 shares of American 11-3/8% Cumulative Exchangeable Preferred Stock, $100 liquidation preference (the "Old Preferred") that were issued in a private placement pursuant to Section 4(2) of the Securities Act in January 1997.

     We have acted as counsel to American in connection with the preparation of the offering circular dated January 27, 1997 (the "Offering Circular") used in the aforementioned private placement and the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Offering Circular, the Registration Statement, the Restated Certificate of Incorporation of American, the Certificate of Designation for each of the Old Preferred and New Preferred, corporate records, certificates and statements of officers and accountants of American, and of public officials, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth. Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Exchange Offer set forth in the Registration Statement, and (2) that the Exchange Offer is consummated in the manner contemplated by, and in accordance with the terms set forth in, the Registration Statement.
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American Radio Systems Corporation
May 9, 1997
Page 2


     Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above, we are of the opinion that the legal conclusions set forth under the heading "Certain Federal Income Tax Consequences" in the Registration Statement are correct in all material respects. We express no opinion as to any matters other than those specifically set forth herein.

     Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or in the facts and circumstances surrounding the Exchange Offer, or any change or inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

     This opinion is rendered to you solely for use in connection with the Registration Statement. We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.


                                    Very truly yours,

                                    /s/ Sullivan & Worcester LLP

                                    SULLIVAN & WORCESTER LLP